Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Completes North Carolina Acquisition
Transaction Adds Hot-Mix Asphalt Plant in Raleigh

DOTHAN, AL, December 4, 2020 – Construction Partners, Inc. (NASDAQ: ROAD) (the “Company” or “Construction Partners”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today announced that it has acquired Gelder & Associates, Inc., an asphalt and paving contractor with a hot-mix asphalt plant located in Raleigh, North Carolina.
“We are pleased to welcome Bob Marsh and the Gelder team to our organization,” said Fred J. (Jule) Smith, III, Chief Operating Officer of Construction Partners. “With today’s transaction, we enhance our ability to serve both new and existing customers in the Raleigh metro area, and we expect to realize a number of synergies from the proximity of Gelder’s plant to our current operations. We believe that we are strengthening our ability to participate in the growth in the Raleigh market as a result of this acquisition.”
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 46 hot-mix asphalt plants, nine aggregate facilities and one liquid asphalt terminal. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “seek” “continue,” “estimate,” “predict,” “potential,” “targeting,” “could,” “might,” “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe,” “plan” and similar expressions or their negative. The forward-looking statements contained in this press release include, without limitation, statements relating to the benefits of a business acquisition and the expected results of the acquired business. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements are set forth in the Company’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and other reports the Company files with the SEC. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contact:
Rick Black
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600